                                                                     Exhibit 5.1


                        [Palmer & Dodge LLP Letterhead]


December 19, 2002


TECO Energy, Inc.
702 North Franklin Street
Tampa, Florida  33602

Re:   $598,578,450 Aggregate Offering Price of Securities of TECO Energy, Inc.

Ladies and Gentlemen:

      We are rendering this opinion in connection with the registration statement on Form S-3 (the "Registration Statement") filed by TECO Energy, Inc. (the "Company"), a Florida corporation, with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on or about the date hereof.

      We have reviewed the Registration Statement, including the prospectuses which are a part of the Registration Statement (the "Prospectuses"). Each Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a "Prospectus Supplement"). The Prospectuses as supplemented by various Prospectus Supplements will provide for the issuance and sale by the Company of up to $598,578,450 aggregate offering price of (i) unsecured debt securities of the Company ("Debt Securities"), (ii) common stock, $1.00 par value per share, of the Company (the "Common Stock"), (iii) preferred stock, $1.00 par value per share, of the Company (the "Preferred Stock"), (iv) warrants and/or other rights to purchase Debt Securities, Preferred Stock and/or Common Stock of the Company (the "Warrants"), (v) stock purchase contracts to purchase from the Company a specified number of shares of Common Stock or Preferred Stock at a future date or dates (the "Stock Purchase Contracts"); (vi) units consisting of a Stock Purchase Contract and Debt Securities, Preferred Stock, Trust Preferred Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the Common Stock or Preferred Stock under the Stock Purchase Contracts (the "Units"), (vii) preferred securities of TECO Capital Trust III (the "Trust Preferred Securities"), (viii) preferred securities of TECO Funding Company III, LLC (the "LLC Preferred Securities"), and (ix) the guarantee of the LLC Preferred Securities by the Company pursuant to the Guarantee Agreement by and between the Company and The Bank of New York as Guarantee Trustee (the "Guarantee"). The Debt Securities, the Common Stock, the Preferred Stock, the Warrants, the Stock Purchase Contracts and the Units are collectively referred to herein as the "Offered Company Securities." The Trust Preferred Securities and the LLC Preferred Securities are referred to together herein as the "Offered Preferred Securities." The Registration Statement provides that Debt Securities may be convertible into shares of the Company's Common Stock, Preferred Stock or other securities issued by the Company.

TECO Energy, Inc.
December 19, 2002
Page 2


      The Offered Company Securities and the Offered Preferred Securities are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. The Debt Securities are to be issued pursuant to an Indenture dated as of August 17, 1998 (the "Indenture") between the Company and The Bank of New York, as Trustee, which is filed as Exhibit 4 to Amendment No. 1 to the Company's registration statement on Form S-3 (File No. 333-60819) filed on August 24, 1998 and incorporated by reference into the Registration Statement.

      We have acted as your counsel in connection with the preparation of the Registration Statement and are familiar with the steps taken by the Company and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Offered Company Securities, the Offered Preferred Securities and the execution of the Guarantee. We have made such examination as we consider necessary to render this opinion.

      The Indenture, the Debt Securities and the Guarantee Agreement provide that they are to be governed by the laws of the State of New York and, therefore, in rendering our opinion as to the validity and binding effect of the Debt Securities and as to whether the Guarantee represents a valid and binding obligation of the Company, we have relied on the opinion of Ropes & Gray with respect to matters of New York law. Except to the extent of such reliance, the opinions rendered herein are limited to the Florida Business Corporation Act (including the reported judicial decisions interpreting that Act) and the federal laws of the United States.

      Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:

      1. When (i) the Board of Directors of the Company adopts a resolution authorizing the issuance of particular Debt Securities and (ii) the Company and the Trustee duly execute and deliver a Supplemental Indenture which establishes the specific terms of such Debt Securities, and such Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and (iii) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and assuming that (a) the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (b) the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (c) the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company and (d) the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute valid and binding obligations of the Company.

TECO Energy, Inc.
December 19, 2002
Page 3


      2. The Company has the authority pursuant to its Articles of Incorporation (as amended, the "Articles") to issue up to 10,000,000 shares of Preferred Stock. When a series of Preferred Stock has been duly established in accordance with the terms of the Articles and applicable law, including the filing of a charter amendment establishing the terms of the Preferred Stock, and upon adoption by the Board of Directors of the Company of a resolution as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

      3. The Company has the authority pursuant to the Articles to issue up to 400,000,000 shares of Common Stock. Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock will be validly issued, fully paid and nonassessable.

      4. When (i) the Board of Directors of the Company adopts a resolution authorizing the issuance of particular Warrants and the securities underlying such Warrants, (ii) to the extent necessary, the securities underlying such Warrants have been duly established in accordance with the terms of the Articles and applicable law, (iii) the Company and the warrant agent duly execute and deliver a Warrant Agreement which establishes the specific terms of such Warrants, and such Warrants have been duly authenticated by the warrant agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Warrant Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and (iv) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and assuming that (a) the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (b) the Warrants as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (c) the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company and (d) the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Warrants will constitute valid and binding obligations of the Company.

      5. When (i) the Company and The Bank of New York, as Guarantee Trustee, duly execute and deliver the Guarantee Agreement in connection with a duly authorized offering of the Offered Preferred Securities as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and (ii) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and

TECO Energy, Inc.
December 19, 2002
Page 4


assuming that (a) the terms of the Guarantee is as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (b) the Guarantee Agreement as executed and delivered does not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (c) the Guarantee Agreement as executed and delivered complies with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company and (d) the Guarantee is issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Guarantee will constitute a valid and binding obligation of the Company.

      The opinions set forth in paragraphs 1, 4 and 5 above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) the unenforceability of any waiver of rights or defenses with respect to stay, extension or usury laws; and (v) the effect of acceleration of Debt Securities on the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

      We assume for purposes of this opinion that (i) the Company is and will remain duly organized, validly existing and in good standing under applicable state law, (ii) that the consideration per share of Common Stock or Preferred Stock will not be less than $1.00 and (iii) the number of shares of Preferred Stock and Common Stock issued or issuable on exercise of the Offered Company Securities issued pursuant to the Registration Statement, together with the number of shares of such class and series outstanding or reserved at the time of issuance, will not exceed the respective number of shares of Preferred Stock or Common Stock authorized by the Articles on the date hereof and by any amendment to the Articles hereafter filed by the Company with respect to Preferred Stock or Common Stock prior to the issuance of such shares.

      To the extent that the obligations of the Company under an Indenture may be dependent thereon, we assume for purposes of this opinion that the Trustee for each Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the applicable Indenture; that the applicable Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legally valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in

TECO Energy, Inc.
December 19, 2002
Page 5


compliance, generally and with respect to acting as Trustee under the applicable Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.

      To the extent that the obligations of the Company under each Warrant Agreement may be dependent thereon, we assume for purposes of this opinion that the Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legally valid, binding and enforceable obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, generally and with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

      To the extent that the obligations of the Company under the Guarantee Agreement may be dependent thereon, we assume for purposes of this opinion that the Guarantee Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Guarantee Trustee is duly qualified to engage in the activities contemplated by the Guarantee Agreement; that the Guarantee Agreement has been duly authorized, executed and delivered by the Guarantee Trustee and constitutes the legally valid, binding and enforceable obligation of the Guarantee Trustee, enforceable against the Guarantee Trustee in accordance with its terms; that the Guarantee Trustee is in compliance, generally and with respect to acting as a Guarantee Trustee under the Guarantee Agreement, with all applicable laws and regulations; and that the Guarantee Trustee has the requisite organizational and legal power and authority to perform its obligations under the Guarantee Agreement.

      We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectuses constituting a part thereof.

                                          Very truly yours,

                                          /s/ Palmer & Dodge LLP

                                          PALMER & DODGE LLP